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                              EXHIBIT 21

                          KAMAN CORPORATION

                             SUBSIDIARIES

Following is a list of the Corporation's subsidiaries, each of which, unless otherwise indicated, is wholly owned by the Corporation either directly or through another subsidiary. Second-tier subsidiaries are listed under the name of the parent subsidiary.

Name                                       State of Incorporation
----------------------------------------------------------------------
Registrant:  KAMAN CORPORATION                    Connecticut

Subsidiaries:

Kaman Aerospace Group, Inc.                       Connecticut

  Kaman Aerospace Corporation                     Delaware
       K-MAX Corporation                          Connecticut
  Kaman Aerospace International Corporation       Connecticut
  Kaman X Corporation                             Connecticut
  Kamatics Corporation                            Connecticut
  Kaman PlasticFab Group, Inc.				Delaware
       Plastic Fabricating Company, Inc.		Delaware

Kaman Industrial Technologies Corporation         Connecticut

  Kaman Industrial Technologies, Ltd.             Canada
  Delamac de Mexico, S.A. de C.V. (60%)           Mexico

Kaman Music Corporation                           Connecticut

  KMI Europe, Inc.                                Delaware
  B & J Music Ltd.                                Canada

Kaman Foreign Sales Corporation                   Barbados



















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